Exhibit 10.2

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE 1933 SECURITIES ACT), NOR MAY THIS WARRANT OR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, UNLESS THE WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE 1933 SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO SUCH EFFECT.

Right to Purchase ____ Common Shares of China Industrial Waste Management, Inc. (subject to adjustment as provided herein)

FORM OF CLASS [A] [B] COMMON STOCK PURCHASE WARRANT
No. CIWT - [A] [B]	Date: ____________, 2008

CHINA INDUSTRIAL WASTE MANAGEMENT, INC., a corporation organized under the laws of the State of Nevada (the “Company”), hereby certifies that, for value received, ____________, or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time commencing on the issue date of this Warrant (the “Issue Date”) until 5:00 p.m., Florida time on September 30, 2011 (the “Expiration Date”), ________________ (_______) fully paid and non-assessable Common Shares of the Company, at a per share purchase price of US$[3.50][4.50]. The purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.” The number and character of such Common Shares and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price or extend the Expiration Date without the consent of the Holder. This Warrant is issued pursuant to that certain Subscription Agreement dated ________, 2008 (the “Subscription Agreement”), by and between the Company and the initial Holder of this Warrant, and is subject to the terms and conditions of such Agreement.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” shall include China Industrial Waste Management, Inc. and any corporation which shall succeed or assume the obligations of China Industrial Waste Management, Inc. hereunder.

(b) The term “Common Shares” includes (a) the Company’s Common Shares, $.001 par value per share, as authorized on the date of the Advisory Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term “Other Securities” refers to any stock (other than Common Shares) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Shares or Other Securities pursuant to Section 5 herein or otherwise.

(d) The term “Warrant Shares” shall mean the Common Shares issuable upon exercise of this Warrant.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, Common Shares of the Company, subject to adjustment pursuant to Section 4.

1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of Common Shares for which this Warrant is then exercisable by the Purchase Price then in effect.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of Common Shares for which such Warrant may still be exercised.

1.4. Fair Market Value. Fair Market Value of a Common Share as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Shares are traded on a national stock exchange, then the closing or last sale price reported for the last business day immediately preceding the Determination Date;

(b) If the Company’s Common Shares are not traded on a national stock exchange, but are traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

(c) Except as provided in clause (d) below, if the Company’s Common Shares are not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Shares pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Shares in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Shares then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the Common Shares purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable Common Shares (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full Common Share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2. Cashless Exercise.

(a) Except as described below, if a Registration Statement (as defined in the Subscription Agreement) (“Registration Statement”) is effective and the Holder may sell its shares of Common Stock upon exercise hereof pursuant to the Registration Statement, or if, in the opinion of counsel to the Company the Warrant Shares may be sold without registration under the 1933 Securities Act and without restrictive legend, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If no such Registration Statement is available at the time of exercise, or if the Warrant Shares may not be sold without registration under the 1933 Securities Act and without restrictive legend then payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by cashless exercise in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of Common Shares issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Common Shares (or Other Securities) determined as provided herein.

(b) If the Fair Market Value of one share of Common Share is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of Common Shares computed using the following formula:

X=Y (A-B)
A

Where	X=	the number of Common Shares to be issued to the holder

	Y=	the number of Common Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

	A=	the Fair Market Value of one Common Share (at the date of such calculation)

	B=	Purchase Price (as adjusted to the date of such calculation)

(c) For purposes of Rule 144 promulgated under the 1933 Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

3. Adjustment for Reorganization, Consolidation, Merger, etc.

3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Shares (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable in accordance with Section 3.1 by the Holder of the Warrants upon their exercise after the effective date of such dissolution pursuant to this Section 3.

3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional Common Shares as a dividend or other distribution on outstanding Common Shares, (b) subdivide its outstanding Common Shares, or (c) combine its outstanding Common Shares into a smaller number of Common Shares, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the number of Common Shares outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of Common Shares that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of Common Shares that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the Common Shares (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional Common Shares (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of Common Shares (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of Common Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all Common Shares (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company’s Common Shares.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”). On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of Common Shares called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Registration Rights. The Holder of this Warrant has not been granted registration rights relating to this Warrant or the Warrant Shares. Unless and until resold pursuant to a registration statement, the Warrant Shares shall bear a legend describing the restrictions on transferability of the Warrant Shares under the 1933 Securities Act.

10. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Shares (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

11. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) three business days after deposited in the mail if delivered pursuant to subsection (ii) above. The addresses for such communications shall be: (i) if to the Company to: No. 1 Huaihe West Road, E-T-D-Zone, Suite 314, Dalian F4 116600, facsimile number 86-411-82595169; and (ii) if to the Holder, to the address and facsimile set forth in the Subscription Agreement. The Company and the Holder may change their respective addresses for notices by like notice to the other party.

14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of Nevada without regard to the conflicts of laws provisions thereof. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

CHINA INDUSTRIAL WASTE MANAGEMENT, INC.

By:

	Name:	Dong Jinqing

	Title:	Chief Executive Officer

Witness:

Exhibit A
FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)
TO: CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

☐	________ Common Shares covered by such Warrant; and/or

☐	________ Common Shares covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

☐	$__________ in lawful money of the United States; and/or

☐
the cancellation of the Warrant to the extent necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of Common Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________ whose address is _________________ __________________________________________________________________________________________________________________________________________________________________________

The undersigned represents and warrants that the representations and warranties in Section 4 of the Subscription Agreement (as defined in this Warrant) are true and accurate with respect to the undersigned on the date hereof.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Shares under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:

(Signature must conform to name of holder as specified on the fact of the Warrant.)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of Common Shares of CHINA INDUSTRIAL WASTE MANAGEMENT, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of CHINA INDUSTRIAL WASTE MANAGEMENT, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, ___________
(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

(Name)

(address)

ACCEPTED AND AGREED:
[TRANSFEREE]
(address)

(Name)